UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240. 14a-12

MONSTER WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

On October 6, 2016, Monster Worldwide, Inc. issued the following press release:

Monster Worldwide Announces Preliminary Revenue for the Third Quarter 2016

WESTON, Mass., October 6, 2016 — Monster Worldwide, Inc. (NYSE: MWW) (“Monster” or “the Company”) today provided a statement on its expected revenue for the third quarter ended September 30, 2016.

The Company expects revenue from continuing operations to be in the range of $143 million to $145 million. This result is down approximately 14% from third quarter 2015 revenue of $167.1 million.

“Q3 continued to be a challenging business environment,” said Tim Yates, CEO, Monster Worldwide. “While we are gaining traction in North America as a result of our new product initiatives and pay per click business, the continued pressure on our core traditional product offerings combined with the weakness in bookings in prior quarters has resulted in a decline in third quarter 2016 revenue in North America of 16% on a year over year basis.”

The Company intends to release complete results for the third quarter of 2016 on October 21, 2016.

As previously announced on August 9, 2016, Monster entered into a definitive agreement with Randstad under which Randstad will acquire Monster for $3.40 per share in cash. The transaction is expected to close during the fourth quarter of 2016.

About Monster

Monster Worldwide, Inc. (NYSE: MWW) is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website monster.com® and a vast array of products and services. For more information visit monster.com/about.

Cautionary Statement Regarding Forward-Looking Statements

Statements in the Press Release regarding the planned transaction, the expected timetable for completing the planned transaction, future financial and operating results, future capital structure and liquidity, benefits of the planned transaction, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Monster Worldwide, Inc. (“Monster”) include forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: uncertainties as to the timing of completion of the planned transaction, the ability to obtain requisite regulatory approvals, the tender of a majority of the outstanding shares of common stock of Monster, the possibility that competing offers will be made and the satisfaction or waiver of the other conditions to the consummation of the planned transaction; the potential impact of the announcement or consummation of the planned transaction on relationships, including with employees, suppliers and customers; and the other factors and financial, operational and legal risks or uncertainties described in Monster’s public filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections of Monster’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q, as well as the tender offer documents filed and to be filed by Randstad North America, Inc. and Monster. Forward-looking statements speak only as of the date the statement was made.

Additional Information and Where to Find It

Randstad North America, Inc.’s tender offer for shares of Monster’s common stock commenced on September 6, 2016, and, in connection with the offer, Randstad North America, Inc. and its subsidiary, Merlin Global Acquisition, Inc., filed a tender offer statement on Schedule TO with the SEC and Monster filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Monster’s stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 filed by Monster with the SEC because they contain important information about the proposed transaction. These documents are available at no charge on the SEC’s website at www.sec.gov. In addition, copies of the offer to purchase, letter of transmittal and other related materials are available free of charge by contacting MacKenzie Partners, Inc., the information agent for the tender offer, toll-free at (800) 322-2885 (or at +1 212-929-5500 collect if you are located outside the U.S. and Canada), or by email to monster@mackenziepartners.com.

Monster and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from Monster stockholders in connection with the consent solicitation conducted by MediaNews Group, Inc. and certain of its affiliates. Information about Monster officers and directors and their ownership of Monster shares is set forth in the proxy statement for Monster’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2016. Information about Monster officers and directors is set forth in Monster’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 11, 2016. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of consent revocations in connection with the consent solicitation conducted by MediaNews Group, Inc. and certain of its affiliates by reading the preliminary and definitive consent revocation statement statements regarding the transaction, which may be filed by Monster with the SEC.

In connection with the consent solicitation, Monster may file a preliminary consent revocation statement with the SEC in response to the consent solicitation. Monster’s stockholders are strongly advised to read such consent revocation statement (including any amendments or supplements thereto) and any other relevant documents that Monster will file with the SEC if they become available because they contain important information. If filed with the SEC, these documents will be available at no charge on the SEC’s website at www.sec.gov.

Contacts:

Investors:

Bob Jones

(212) 351-7032

bob.jones@monster.com

Media:

Matt Anchin

(212) 351-7528

matt.anchin@monster.com